Exhibit 10.1

ELEVENTH AMENDMENT TO LEASE

THIS ELEVENTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of December 23, 2003, by and between WOODLAWN FOUNDATION, a California nonprofit mutual benefit corporation (“Landlord”), and LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation (“Tenant”), with reference to the following Recitals:

RECITALS

A. Landlord and Tenant are currently parties to the Vaca Valley Business Park Office Lease dated as of October 15, 1987, as amended by the First Amendment thereto dated as of July 1, 1989, the Second Amendment thereto dated as of January 31, 1991, the Third Amendment thereto dated as of June 30, 1992, the Fourth Amendment thereto dated as of November 22, 1995, the Fifth Amendment thereto dated as of November 22, 1996, the Sixth Amendment thereto dated as of September 8, 1997, the Seventh Amendment thereto dated as of, July 27, 1998, the Eighth Amendment thereto dated as of May 19, 1999, the Ninth Amendment thereto dated as of July 31, 2000, and the Tenth Amendment thereto dated as of March 1, 2001 (the “Tenth Amendment”) (as amended, the “Lease”), pursuant to which Tenant currently leases certain office space within the Parkway Plaza Corporate Office Park (the “Building”), at 3333 Vaca Valley Parkway, Vacaville, California 95688, which space is more particularly described in the Lease (the “Premises”).

B. Landlord and Tenant desire to extend the Term of the Lease for a period of five (5) years commencing on March 1, 2004 and expiring on February 28, 2009, and to otherwise amend the Lease on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease. From and after the date hereof, references to the Lease shall mean the Lease as amended hereby. In the event of any inconsistency between the terms of the Lease as amended to date and the terms of this Amendment, the terms of this Amendment shall prevail.

2. Extension of Term. The Term of the Lease is hereby extended for a period of five (5) years, commencing March 1, 2004, and ending on February 28, 2009 (the “Expiration Date”).

3. Base Rent. Notwithstanding anything to the contrary in the Lease, commencing on March 1, 2004, and continuing through the balance of the Term of the Lease, Tenant shall pay to Landlord Base Rent on or before the first (1st) day of each month in the following amounts during the following periods:

March 1, 2004 – February 28, 2005:	$57,987.30
March 1, 2005 – February 28, 2006:	$60,306.79
March 1, 2006 – February 28, 2007:	$62,719.06
March 1, 2007 – February 29, 2008:	$65,227.83
March 1, 2008 – February 28, 2009:	$67,836.93

4. Condition of Premises. Tenant acknowledges that Tenant is familiar with the Premises and accepts the Premises in their “As Is” physical condition and state of repair. Tenant further acknowledges that Landlord is not obligated to construct, install, or pay for any alterations or improvements of any kind whatsoever to the Premises.

5. Security Deposit. Paragraph 6 of the Lease is hereby amended to add Paragraph 6(b) to read as follows:

“6(b)	Notwithstanding anything to the contrary in paragraph 6 of the Lease, existing paragraph 6 of the Lease shall now be designated as subparagraph “(a)”. In addition to the $25,000 cash Security Deposit held by Landlord under the provisions of subparagraph 6(a) of the Lease, Tenant shall deliver to Landlord by no later than 5:00 p.m. on January 12, 2004 (the “Letter of Credit Deadline Date”), as an additional security deposit which shall secure all obligations of Tenant under the Lease, and cause to be in effect at Tenant’s sole expense until ninety (90) days after expiration of the term of the Lease, and any extension, an unconditional irrevocable standby letter of credit (the “Letter of Credit”), naming Landlord as beneficiary, in the amount of $300,000. The Letter of Credit shall be issued by a Letter of Credit Bank (defined below) and shall be substantially in the form of Exhibit A attached hereto. The Letter of Credit shall be transferable to Landlord’s designee without charge, upon receipt of the original of the Letter of Credit, and a completed instructions form on the issuing bank’s standard form. If Landlord transfers its interest in the Premises, Landlord may assign the Letter of Credit to the transferee and, following the assignment, Landlord shall have no further liability with respect to the Letter of Credit. A “Letter of Credit Bank” is a bank that accepts deposits, maintains accounts and has an office in Vacaville and/or San Francisco, California that will negotiate the Letter of Credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. If Tenant has not delivered to Landlord at least forty-five (45) days before expiration of the original Letter of Credit (or any renewal Letter of Credit) a renewal or extension thereof, then Landlord shall have the right to draw down such original Letter of Credit (or any renewal thereof) and retain the proceeds thereof as a deposit pursuant to Paragraph 6 of the Lease. If Landlord draws on the Letter of Credit, Tenant shall on demand restore the Letter of Credit to its original amount or deposit cash with Landlord in the amount demanded.

In the event that Tenant has not delivered the Letter of Credit to Landlord on or before the Letter of Credit Deadline Date, this Amendment shall immediately terminate and cease to be of any further force or effect and the Expiration Date of the Lease shall be February 29, 2004, as provided in the Tenth Amendment.”

6. Ratification. The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects and remains in full force and effect. This Amendment shall be effective as of the date hereof upon execution and delivery by both Landlord and Tenant. Except for those provisions of the Lease which are expressly amended hereby, the Lease remains unmodified and unchanged.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, Tenant and Landlord have executed this Amendment as of the date first above written.

“LANDLORD”	“TENANT”

WOODLAWN FOUNDATION, a California nonprofit mutual benefit corporation	LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation

By: /s/ John R. Hermann, Jr.	By: /s/ Michael D. Centron
Name: John R. Hermann, Jr.	Name: Michael D. Centron
Title: Chairman

Title: Vice President Finance & Administration & Treasurer

By: /s/ John S. Rakitan
Name: John S. Rakitan

Title: Senior Vice President, General Counsel & Secretary

Exhibit A

FORM OF IRREVOCABLE LETTER OF CREDIT

(Name and Address of Issuing Bank)

                  , 200

TO:	Woodlawn Foundation (“Landlord”)

901 Sneath Lane, Suite 115

San Bruno, CA 94066-2415

Re: Irrevocable Standby Letter Of Credit No.

Ladies and Gentlemen:

At the request and for the account of LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation (“Tenant”), we hereby authorize you to draw on ourselves the sum of Three Hundred Thousand U.S. Dollars (U.S.$300,000), available by presentation of (1) your draft at sight, and (2) a certificate purportedly signed and dated by your authorized representative stating that either:

1. “Our draft represents an amount due to Landlord from Tenant under that certain Standard Industrial/Commercial Multi-Tenant Lease-Net, dated October 15, 1987, as amended, between Woodlawn Foundation and Large Scale Biology Corporation (the “Lease”)”, or

2. “Not less than forty-five (45) days prior to the date it is due to expire, Large Scale Biology Corporation has failed to cause this Letter of Credit to be renewed or replaced for a minimum extension of at least one year.”

Your draft drawn under this Letter of Credit must be presented at our office at                      California, not later than 3:00 p.m.,                     , 20    . This Letter of Credit shall be renewable for successive periods of not less than one year each at our sole option. In the event this Letter of Credit is so renewed, we shall so advise you by written notice specifying the applicable date by which presentation must be made. Such written notice shall be sent to you, addressed as above unless you advise us in writing of a different address for notices, not less than 60 days prior to the date this Letter of Credit would otherwise expire.

Partial draws are allowed. This Letter of Credit must accompany your draft and certificate presented to us for payment. We undertake that drafts drawn in compliance with the terms of this Letter of Credit will be duly honored by us. This Letter of Credit may be transferred more than once. This Letter of Credit shall be transferable to Landlord’s designee without charge upon receipt of the original of the Letter of Credit and a completed instructions form on the issuing bank’s standard form. Except as otherwise expressly stated herein this Letter of Credit is subject to the Uniform Customs & Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

(ISSUING BANK)

By

Its

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